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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                   15% SERIES A SENIOR DISCOUNT NOTES DUE 2001
                                       OF
                                 ADVANSTAR, INC.

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 15% Series A Senior Discount Notes due 2001 (the "Old Securities") are not immediately available, (ii) Old Securities cannot be delivered to Wells Fargo Bank Minnesota, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated ___________, 2001 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Advanstar, Inc, a Delaware corporation (the "Company").

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                        Wells Fargo Bank Minnesota, N.A.

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
BY HAND OR OVERNIGHT DELIVERY:          Facsimile Transmissions:           BY REGISTERED OR CERTIFIED MAIL:
                                        (Eligible Institutions Only)
   Wells Fargo Bank Minnesota, N.A.                                        Wells Fargo Bank Minnesota, N.A.
       Corporate Trust Services                 (612) 667-2160                 Corporate Trust Services
     Sixth and Marquette N9303-110                                           Sixth and Marquette N9303-110
         Minneapolis, MN 55479              To Confirm by Telephone              Minneapolis, MN 55479
       Attn: Michael T. Lechner            or for Information Call:

                                                (612) 316-4305
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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.




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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)



         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Securities, in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book- entry transfer set forth in the Prospectus, referred to in the accompanying Letter of Transmittal in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________             ___________________________
                                                (Authorized Signature)

Address:___________________________             Title:_____________________
___________________________________             Name:______________________
                        (Zip Code)                   (Please type or print)

Area Code and Telephone Number:                 Date:______________________
__________________________________

NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF
GUARANTEED DELIVERY.  ACTUAL SURRENDER OF OLD
SECURITIES MUST BE MADE PURSUANT TO, AND BE PRECEDED
BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF
TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.



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